Putnam Vista Fund, January 31, 2006, semiannual report

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended January 31, 2006, Putnam Management
has assumed $24,906 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

74U1		Class A	180,395
		Class B	50,579
		Class C	3,928

74U2		Class M	3,584
		Class R	59
		Class Y	20,192

74V1		Class A	11.38
		Class B	9.91
		Class C	10.81

74V2		Class M	10.56
		Class R	11.32
		Class Y	11.84


Additional Information About Errors and Omissions Policy

Item 85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.